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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated February 19, 1996, accompanying the consolidated financial statements and schedules included in the Annual Report of CWM Mortgage Holdings, Inc. (formerly Countrywide Mortgage Investments, Inc.) on Form 10-K for the year ended December 31, 1995. We hereby consent to the incorporation by reference of said report in the Registration Statements of CWM Mortgage Holdings, Inc. on Form S-8 (File No. 33-8442, effective August 25, 1986, File No. 33-32562, effective December 15, 1989 and File No. 33-56267, effective October 31, 1994) and on Form S-3 (File No. 33-48159, effective June 14, 1992 and File No. 33-60137, effective August 8, 1995).


GRANT THORNTON LLP

Los Angeles, California
February 19, 1996

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